HYPERION 1999 TERM TRUST, INC. (the "Registrant")
                                   Form N-SAR for the period ending May 31, 1999
                                                File Number 811-06483





This report is signed on behalf of the Registrant in the City of New York and the State of New York on the 29th day of July, 1999.




HYPERION 1999 TERM TRUST, INC.





                                                    By:      /s/ Clifford E. Lai
                                                             Clifford E. Lai
                                                             President




Witness:  /s/ Joseph Tropeano
             Joseph Tropeano
             Assistant Secretary